U. S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                      August 19, 2008

PNG VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-29735	88-0350286
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
5310 Harvest Hill Road, Suite 229
Dallas, Texas 75320
(Address of principal executive offices)

214-634-6246
(Registrant’s Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                       Entry into a Material Definitive Agreement
Item 2.03                       Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02                       Unregistered Sales of Equity Securities

Private Convertible Debt Financing

Effective as of August 19, 2008, PNG Ventures, Inc. (the “Company”) entered into a securities purchase agreement (the “Agreement”) with Castlerigg PNG Investments, LLC (the “Investor”) pursuant to which the Investor purchased a 15% subordinated convertible note for an aggregate principal amount of $3,188,235.00 (the “Note”). The Note bears interest at 15% per annum and such interest is payable in arrears on the first day after the end of each quarterly period, beginning September 30, 2008.  Upon the closing of the transactions contemplated by the Agreement, the Company prepaid interest to the Investor in the amount of $478,235.25, represent interest due and payable on the Note through August 19, 2009 (the “Prepaid Interest”).

The Note matures twenty-four months from the date of issuance (the “Maturity Date”) provided, however, the Maturity Date may be extended at the option of the Investor through August 19, 2012.

The Note is convertible at the option of the Investor at any time into shares of common stock, $0.001 par value (the ‘Common Stock”) at an initial conversion price equal to $10.00 per share (“Initial Conversion Price”).

In connection with the Agreement, the Investor received a warrant to purchase 797,059 shares of Common Stock of the Company (the “Warrant”). The Warrant is exercisable for a period of ten years from the date of issuance at an initial exercise price of $10.00 per share. The Investor may exercise the Warrant on a cashless basis if the underlying shares of common stock are not then registered pursuant to an effective registration statement. In the event the Investor exercises the Warrant on a cashless basis, we will not receive any proceeds.

The conversion price of the Note and the exercise price of the Warrant are subject to full ratchet anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary anti-dilution adjustment features for stock splits, stock dividends, recapitalizations and the like.  Notwithstanding the foregoing, the anti-dilution features of the Note and Warrant are subject to reset provisions once the Company completes an offering of its debt, equity or equity equivalent securities for aggregate gross proceeds of $15,000,000 or more after the date of the Agreement (“Qualified Offering”).

The full principal amount of the Note is due upon default under the terms of the Note.  At any time within ninety (90) days after the completion of a Qualified Offering,  the Company or the Investor shall each have the right to give notice to the other party pursuant to which the Company shall have the right to redeem, or the Investor shall have the right to cause the Company to redeem, all or less than the all, of the amount due and payable under the Note, including principal and interest accrued thereon.

The Company has agreed to grant “piggyback” registration rights to the Investor such that at any  time  the  Company determines to file with the Securities and Exchange  Commission a registration statement relating to an offering for its own account or the account of others under the  Securities  Act of 1933,  as amended (the  "Securities Act"), of any of its equity securities (other than on Form S-4, Form S-8 or their  then  equivalents), the Company shall provide the Investor with written notice of such determination and, if requested by the Investor, the Company shall include in such registration statement 130% of the number of shares of Common Stock that constitute the “Registrable Securities” (as defined in the Agreement) as the Investor requests to be registered, subject to customary underwriter cutbacks applicable to all investors of registration rights on a pro rata basis (along with other investors of piggyback registration rights with respect to the Company).

The Investor has contractually agreed to restrict its ability to exercise the Warrant and convert the Note such that the number of shares of the Company common stock held by the Investor and its affiliates after such conversion or exercise does not exceed 9.99% of the Company’s then issued and outstanding shares of common stock.

In accordance with the Agreement, the Investor had the right to appoint two individuals to the Board of Directors of the Company upon the closing of the transactions contemplated by the Agreement.  For a more detailed description of the Investor’s appointees, see “Item 5.02” below.

Pursuant to the terms of the Agreement, the Company agreed that the proceeds from the sale of the Note and the Warrant shall be used solely for (i) the payment of the Prepaid Interest, (ii) to fund the Reserve Amount (as defined below), (iii) to pay approximately $580,000.00 of the principal balance owed by the Company’s under that certain Subordinated Secured Convertible Promissory Note of the Company dated as of June 3, 2008, in the principal amount of $626,250.00 issued to Black Forest International, LLC and (iv) for general corporate purposes, including general and administrative expenses.

In connection with the Agreement, on August 19, 2008, the Company entered into a subordination and intercreditor agreement (“Subordination Agreement”) with Investor and Fourth Third LLC, (“Agent”) as agent for all senior lenders party to the Amended and Restated Credit Agreement, dated June 26, 2008 (the “Credit Agreement”) pursuant to which, among other things, the parties agreed that the payment of any and all obligations under the Note shall be subordinate and subject to the prior payment in full of all amounts owed under the Credit Agreement.  Furthermore, the Company agreed that it will not repay any portion of Note until any amounts owed under the Credit Agreement are paid in full, provided, however that upon the consummation of any offering by the Company of its equity, debt and/or convertible debt securities which cause the unpaid principal amount payable under the Credit Agreement to be reduced to $30,000,000 or less, the Company may repay the principal amount due under the Note.  Notwithstanding the foregoing, absent a default in the underlying Credit Agreement, the Company is permitted to pay interest under the Note as such payments shall become due and payable.

As of the date hereof, the Company is obligated on $3,188,235.00 face amount of Note issued to the Investor. The Note is a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

The securities were offered and sold to the Investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated under Regulation D thereunder. The Investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Amendment No. 2 to Amended and Restated Credit Agreement

On August 19, 2008, New Earth LNG, LLC, a wholly-owned subsidiary of the Company (“New Earth”), entered into Amendment No. 2 to the Credit Agreement (“Amendment No. 2”),  by and among New Earth, the Company and its other subsidiaries and Agent, pursuant to which the parties agreed that New Earth shall deposit with Agent an aggregate principal amount of $1,000,000 (the “Reserve Amount”) in a segregated account under Agent’s sole control (“Interest Reserve Account”), whereby Agent shall have the ability to withdraw money from such account to make payments of accrued interest on each date that accrued interest on the Loans (as defined in Amendment No. 2) shall become due and payable.   If an Event of Default (as defined in Amendment No. 2) shall occur, Agent shall have the right, among other things, to liquidate the Interest Reserve Account and apply all available funds then on deposit to any and all obligations then due and payable under the Credit Agreement.  Notwithstanding the foregoing, at such time as New Earth has received from the Company not less than $15,000,000 in new cash equity contributions, New Earth may request Agent to close the Interest Reserve Account and return all funds then on deposit therein to New Earth.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this financing transaction.

Item 5.02.                                 Departure of Directors or Principal Officers; Election of Directors;Appointment of Certain Officers; Compensatory Arrangements of CertainOfficers.

On August 19, 2008, the Board of Directors of the Company appointed W. Phillip Marcum as a director of the Company. There are no understandings or arrangements between Mr. Marcum and any other person pursuant to which Mr. Marcum was selected as a director. Mr. Marcum does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.   As of the date of this Current Report on Form 8-K, Mr. Marcum has not entered into any oral or written compensatory arrangement with the Company.

Since 2007, Mr. Marcum has served as a principal of MG Advisors, LLC.  From 1991 until 2007,  Mr. Marcum co-founded and served as chairman of the board, president and chief executive officer of Metretek Technologies, Inc. (now known as PowerSecure International, Inc.), an energy management company.  Mr. Marcum holds a B.B.A from Texas Tech University.  Mr. Marcum currently serves as a director of the following public companies: ADA-ES, Inc. an environmental technology company and Key Energy Services, Inc., a well servicing company.

In accordance with the Agreement described under “Private Convertible Debt Financing” above, Investor had the right to appoint two individuals to the Board of Directors of the Company upon the closing of the transactions contemplated by such Agreement. Upon the closing of the transactions contemplated in the Agreement, on August 20, 2008, the Board of Directors of the Company appointed Matthew Pliskin and Cem Hacioglu as directors of the Company. Neither Mr. Pliskin nor Mr. Hacioglu have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.   As of the date of this Current Report on Form 8-K, neither Mr. Pliskin nor Mr. Hacioglu has not entered into any oral or written compensatory arrangement with the Company.

Since May 2005, Mr. Hacioglu has been co-portfolio manager of the Direct Investment Group of Sandell Asset Management Corp., an affiliate of the Investor.  Prior to May 2005, Mr. Hacioglu worked as a Portfolio Manager at Millennium Partners where he helped manage Millennium’s direct investment portfolio.  Prior to joining Millennium Partners, Mr. Hacioglu was a Vice President at Fletcher Asset Management, an associate in the Private Equity Placements Group at Merrill Lynch and an analyst at the World Bank.  Mr. Hacioglu earned his B.S. Degree in Economics from the United States Military Academy, West Point, and his M.B.A. in Financial Management from the MIT Sloan School of Management.

Since May 2005, Mr. Pliskin has been co-portfolio manager of Sandell Asset Management Corp, an affiliate of the Investor.  Prior to May 2005,  Mr. Pliskin was an Investment Analyst and Trader at Millennium Partners where he managed the direct investment portfolio of over $300 million in approximately 50 positions.  Before joining Millennium Partners, Matthew was an assistant portfolio manager at Redwood Partners managing positions across various equity strategies, an assistant sales-trader on the risk arbitrage desk at Knight Securities and an analyst at Andersen performing financial due diligence for private equity transactions.  Mr. Pliskin graduated from Pennsylvania State University with a B.S. Degree in accounting.

Item 9.01 Exhibits.

EXHIBIT
NUMBER	DESCRIPTION
4.1	Subordinated Convertible Note of PNG Ventures, Inc. in the name of Castlerigg PNG Investments LLC, dated August 19, 2008
4.2	Warrant to purchase 797,023 shares of common stock of PNG Ventures, Inc., issued to Castlerigg PNG Investments LLC, dated August 19, 2008
10.1	Securities Purchase Agreement by and among PNG Ventures, Inc. and Castlerigg PNG Investments LLC, dated August 19, 2008
10.2
Amendment No. 2 to the Amended and Restated Credit Agreement, dated August 19, 2008, by and among New Earth LNG, LLC, the other person designated as “Loan Parties” on the signature pages hereto and Fourth Third, LLC, as agent.

10.3	Subordination and Intercreditor Agreement, dated August 19, 2008, by and among Castlerigg PNG Investments LLC on the date hereof PNG Ventures, Inc., and Fourth Third LLC, as Agent.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PNG Ventures Inc.

Dated: August 22, 2008	By:	/s/ Kevin Markey
Kevin Markey Chief Executive Officer